Exhibit 99.1

Footnote 1 to Form 4:

On May 13, 2013, Encore, LLC and Encore II, LLC sold 39,167 and 89,783 shares of Common Stock, respectively, at a weighted average price of $111.4350 per share in open market transactions.  On May 14, 2013, Encore, LLC and Encore II, LLC sold an additional 39,488 and 90,522 shares of Common Stock, respectively, at a weighted average price of $113.4702  per share in open market transactions.  On May 15, 2013, Encore, LLC and Encore II, LLC sold an additional 60,747 and 139,253 shares of Common Stock, respectively, at a weighted average price of $113.9450 per share in open market transactions.  After such sales, Encore, LLC and Encore II, LLC directly beneficially own 1,571,599 and 3,602,660 shares of Common Stock, respectively. Each of Crestview, L.L.C., Crestview Partners GP, L.P., Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Encore (ERISA), Ltd., Crestview Partners (ERISA), L.P. and Crestview Offshore Holdings (Cayman), L.P. may be deemed to have beneficial ownership of the 1,571,599 shares of Common Stock directly owned by Encore, LLC. Each of Crestview, L.L.C., Crestview Partners II GP, L.P., Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. may be deemed to have beneficial ownership of the 3,602,660 shares of Common Stock directly owned by Encore II, LLC.

Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Encore (ERISA), Ltd. and Crestview Offshore Holdings (Cayman), L.P. are the members of Encore, LLC. Crestview Partners (ERISA), L.P. is the sole shareholder of Encore (ERISA), Ltd. Crestview Partners GP, L.P. is the general partner of Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Crestview Partners (ERISA), L.P. and Crestview Offshore Holdings (Cayman), L.P. Crestview Partners II GP, L.P. is the general partner of Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P., each of which is a member of Encore II, LLC. Crestview, L.L.C. is the general partner of Crestview Partners GP, L.P. and Crestview Partners II GP, L.P.  The reporting person is a Partner of Crestview, L.L.C.

The reporting person disclaims beneficial ownership of the securities beneficially owned by Encore, LLC and Encore II, LLC except to the extent of his pecuniary interest therein.